Exhibit 99.1

NEWS RELEASE
Contact:
Sheila Spagnolo
Vice President - Tax & Investor Relations
Phone (610) 251-1000
sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS
THIRD QUARTER FISCAL 2016 RESULTS

•	Net sales for third quarter fiscal year 2016 were $913.9 million

•	Adjusted operating income for the third quarter fiscal year 2016 was $115.4 million, reflecting an operating margin of 13%.

•	Adjusted net income for the third quarter fiscal year 2016 was $68.6 million, or $1.39 per diluted share.

•	Net loss for the third quarter fiscal year 2016 was ($88.6) million, or ($1.80) per share.

•	Included a charge of $229.2 million pre-tax ($3.02 per diluted share) for non-cash impairment of Vought tradename

•	Included a charge of $12.4 million pre-tax ($0.17 per diluted share) related to legal settlements

•	Cash flow from operations for third quarter fiscal year 2016 was $3.7 million

•	Successfully completed acquisition of Fairchild Controls Corporation and completed milestone delivery of fully joined fuselage on Embraer E-Jet E2 program

BERWYN, Pa. - January 28, 2015 - Triumph Group, Inc. (NYSE: TGI ) today reported financial results for its third quarter of fiscal year 2016, which ended December 31, 2015.

“For the third quarter fiscal year 2016, Triumph delivered strong year over year margin growth in both our Aerospace Systems Group and Aftermarket Services segments, enabled in part by previously announced cost reduction initiatives. Operating results, however, were impacted by a non-cash

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tradename impairment charge and costs related to legal settlements,” said Daniel J. Crowley, Triumph’s President and Chief Executive Officer.

“While Aerostructures revenues were impacted by the rate reductions on certain programs and the timing of shipments that will be realized in the fourth quarter, the aerospace and defense market remains attractive and Triumph continues to be a critical supplier and partner to virtually all Tier 1 aerospace and defense OEMs. Aerostructures recently achieved a critical milestone with the on-time delivery of Triumph’s first shipment of the fully joined fuselage in support of Embraer’s E2 program,” Mr. Crowley stated.

Mr. Crowley continued, “We continued to deliver on customer commitments during the quarter; however, we have more work to do to improve execution and drive predictable profitability. Upon joining Triumph as CEO this month, I commenced a comprehensive strategic and operational review of the company to determine the attractiveness of our end-markets, our competitive positioning, and the actions we must take to deliver enhanced shareholder value. Going forward, our objectives are to deliver on our customer commitments, gain the benefits of our scale, strengthen our pipeline and ensure best practices are deployed across the enterprise as we align as One Triumph Team.”

Impairment Charge

During the fiscal third quarter of 2016, the company performed an interim assessment of fair value of its goodwill and indefinite-lived intangible assets, including the tradenames, due to the continued decline in stock price. As a result, the company recorded a pre-tax, non-cash impairment charge of $229.2 million, or $3.02 per diluted share, related to the decline in fair value compared to the carrying value of the Vought tradename. The charge reflected the impact of declining revenues from production rate cuts and the slower than projected ramp on the Bombardier Global 7000 program and the timing of associated earnings.

Consolidated Results

For the fiscal third quarter of 2016, net sales were $913.9 million, a slight decrease compared to fiscal third quarter 2015 net sales of $917.4 million. Organic sales for the quarter decreased eleven percent primarily due to rate reductions on key Aerostructures programs.

Net loss for the third quarter of fiscal year 2016 was ($88.6) million, or ($1.80) per share, compared to a loss of ($39.8) million, or ($0.79) per share, for the third quarter of the prior fiscal year. Results for the quarter included a pre-tax, non-cash tradename impairment charge of $229.2 million as well as a pre-tax charge of approximately $12.4 million ($0.17 per diluted share) related to legal settlements, approximately $10.5 million of which was associated with the resolution of a previously disclosed law suit related to the closure of the Jefferson Street facility. Excluding these charges, net income for the third quarter of fiscal year 2016 was $68.6 million, or $1.39 per diluted share. The prior fiscal year’s quarter included charges totaling $172.7 million pre-tax as detailed below in Table A. Excluding these costs, earnings per share for the prior fiscal year quarter were $1.42 per diluted share. The number of shares used in computing diluted earnings per share for the third quarter of fiscal year 2016 was 49.3 million shares.

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TABLE A

	Three Months Ended			Three Months Ended
(in thousands, except per share data)	December 31, 2015			December 31, 2014
	Pre-tax	After -tax	Diluted EPS	Pre-tax	After -tax	Diluted EPS

Loss from Continuing Operations - GAAP	$(142,042)	$(88,649)	$(1.80)	$(74,839)	$(39,832)	$(0.79)
Adjustments:
Legal settlements	12,400	8,531	0.17	—	—	—
Tradename impairment	229,200	148,751	3.02	—	—	—
747-8 forward loss	—	—	—	151,992	98,491	1.94
Structures - International	—	—	—	13,919	9,020	0.18
Transaction fees - Tulsa Acquisition	—	—	—	3,507	2,273	0.04
Red Oak facility transition	—	—	—	3,298	2,137	0.04

Adjusted Income from Continuing Operations - non-GAAP	$99,558	$68,633	$1.39	$97,877	$72,089	$1.42	*

* difference due to rounding

For the quarter ended December 31, 2015, the company generated $3.7 million of cash flow from operations, which reflected partial payment of the legal settlements and continued spending on the development programs, offset by working capital improvement.

Net sales for the first nine months of fiscal year 2016 were $2.828 billion, a one percent increase from net sales of $2.808 billion for the prior fiscal year. Net income for the first nine months of fiscal year 2016 was $35.7 million, or $0.72 per diluted share, versus $155.9 million, or $3.04 per diluted share, in the prior year period. The year-to-date results included the non-cash impairment charge and legal settlement charges as well as facility consolidation costs and a pension curtailment charge. Excluding these items totaling $249.8 million pre-tax ($3.30 per diluted share), net income for the first nine months of fiscal year 2016 was $198.6 million, or $4.03 per diluted share.

During the nine months ended December 31, 2015, cash flow utilization from operations was $174.7 million.
Segment Results
Aerostructures
The Aerostructures segment reported net sales of $553.6 million in the third quarter of fiscal year 2016 compared to $560.3 million in the prior fiscal year period. Organic sales for the quarter declined seventeen percent primarily due to decreased production on the 747-8, A330 and G450/550 programs. Operating loss for the third quarter of fiscal year 2016 was ($187.3) million, compared to an operating loss of ($104.2) million for the prior year period, and included the previously noted pre-tax charges totaling $239.7 million related to a legal settlement and a tradename impairment. The segment’s operating results for the quarter also included a net unfavorable cumulative catch-up adjustment on long-

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term contracts of $2.8 million. Excluding the 747-8 program and the charges related to the legal settlement and impairment, the segment’s operating margin for the quarter was 11 percent.
Aerospace Systems
The Aerospace Systems segment reported net sales of $288.3 million in the third quarter of fiscal year 2016 compared to $279.2 million in the prior year period, an increase of three percent. Organic sales for the quarter were flat as compared to the prior year period. Operating income for the third quarter of fiscal year 2016 was $52.8 million compared to $41.9 million for the prior year period, an increase of twenty-six percent, reflecting an operating margin of eighteen percent.

Aftermarket Services
The Aftermarket Services segment reported net sales in the third quarter of fiscal year 2016 of $78.1 million compared to $80.7 million in the prior year period. Organic sales for the quarter declined six percent primarily due to softness in commercial aftermarket. Operating income for the third quarter of fiscal year 2016 was $12.4 million compared to $12.5 million for the prior year period, reflecting an operating margin of sixteen percent. The segment’s operating results included legal settlement expenses of approximately $1.9 million.

Outlook
Based on current aircraft production rates, the company now expects revenue for the fiscal year 2016 to be approximately $3.9 billion and earnings per share for the fourth quarter fiscal year 2016 to be approximately $1.50 based on a weighted average share count of 49.3 million shares. This guidance does not include additional costs associated with strategic actions that may be taken as a result of the comprehensive business review or the impact that may result from transitioning to lower production rates on the 747-8 program. The company expects to generate free cash flow for the fourth quarter fiscal year 2016 of approximately $200.0 to $250.0 million.

Conference Call

Triumph Group will hold a conference call today, January 28th at 8:30 a.m. (ET) to discuss the third quarter fiscal year 2016 results. The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from January 28th to February 4th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1668039.

About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerostructures, aircraft components, accessories, subassemblies and systems. The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

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More information about Triumph can be found on the company’s website at www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, expected sales, earnings per share and cash flow and operational efficiencies. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
CONDENSED STATEMENTS OF INCOME	2015	2014	2015	2014

Net sales	$913,866	$917,417	$2,828,278	$2,808,444

Operating (loss) income	(126,250)	(61,266)	91,663	293,956

Interest expense and other	15,792	13,573	49,539	71,320
Income tax (benefit) expense	(53,393)	(35,007)	6,429	66,778

Net (loss) income	$(88,649)	$(39,832)	$35,695	$155,858

Earnings per share - basic:

Net (loss) income	$(1.80)	$(0.79)	$0.73	$3.05

Weighted average common shares outstanding - basic	49,228	50,643	49,213	51,114

Earnings per share - diluted:

Net (loss) income	$(1.80)	$(0.79)	$0.72	$3.04

Weighted average common shares outstanding - diluted	49,228	50,643	49,312	51,343

Dividends declared and paid per common share	$0.04	$0.04	$0.12	$0.12

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

BALANCE SHEET	Unaudited	Audited
	December 31,	March 31,
	2015	2015
Assets
Cash and cash equivalents	$41,690	$32,617
Accounts receivable, net	484,796	521,601
Inventories, net of unliquidated progress payments of $154,414 and $189,923	1,661,273	1,280,274
Rotable assets	52,478	48,820
Prepaid and other current assets	32,800	23,069
Current assets	2,273,037	1,906,381

Property and equipment, net	915,021	950,734
Goodwill	2,042,828	2,024,846
Intangible assets, net	709,470	966,365
Other, net	105,259	107,999

Total assets	$6,045,615	$5,956,325

Liabilities & Stockholders' Equity
Current portion of long-term debt	$42,759	$42,255
Accounts payable	359,999	429,134
Accrued expenses	411,444	411,848
	814,202	883,237

Long-term debt, less current portion	1,638,195	1,326,345
Accrued pension and post-retirement benefits, noncurrent	460,870	538,381
Deferred income taxes, noncurrent	266,436	261,100
Other noncurrent liabilities	698,497	811,478

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued; 49,318,076 and 49,273,053 shares outstanding	51	51
Capital in excess of par value	850,373	851,940
Treasury stock, at cost, 3,142,844 and 3,187,867 shares	(199,853)	(203,514)
Accumulated other comprehensive loss	(199,152)	(198,910)
Retained earnings	1,715,996	1,686,217
Total stockholders' equity	2,167,415	2,135,784

Total liabilities and stockholders' equity	$6,045,615	$5,956,325
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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended			Nine Months Ended
	December 31,			December 31,
	2015		2014	2015		2014
Net Sales:
Aerostructures	$553,627		$560,346	$1,770,338		$1,805,016
Aerospace Systems	288,288		279,198	846,091		787,951
Aftermarket Services	78,127		80,690	226,649		222,641
Elimination of inter-segment sales	(6,176)		(2,817)	(14,800)		(7,164)
	$913,866		$917,417	$2,828,278		$2,808,444

Operating (Loss) Income:
Aerostructures	$(187,265)		$(104,231)	$(54,159)		$34,596
Aerospace Systems	52,754		41,863	150,147		125,430
Aftermarket Services	12,402		12,490	31,514		34,614
Corporate	(4,141)		(11,388)	(35,839)		99,316
	$(126,250)		$(61,266)	$91,663		$293,956

Depreciation and Amortization:
Aerostructures	$255,421	*	$25,505	$309,647	*	$76,340
Aerospace Systems	11,911		11,363	38,115		32,027
Aftermarket Services	2,462		2,334	7,352		6,137
Corporate	434		606	1,223		1,869
	$270,228		$39,808	$356,337		$116,373

Amortization of Acquired Contract Liabilities:
Aerostructures	(24,621)		(4,411)	(69,611)		(14,311)
Aerospace Systems	(9,804)		(11,090)	(30,317)		(25,021)
	$(34,425)		$(15,501)	$(99,928)		$(39,332)

Capital Expenditures:
Aerostructures	$13,399		$15,701	$37,922		$54,339
Aerospace Systems	10,926		8,301	22,860		24,552
Aftermarket Services	714		1,392	2,047		5,425
Corporate	196		702	534		854
	$25,235		$26,096	$63,363		$85,170

* - Includes Impairment Charge

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these gains or losses necessarily reflect the current and ongoing cash earnings related to our operations.

•
Curtailments, settlements and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations.

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(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses (including impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

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(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table shows our Adjusted EBITDA reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net (Loss) Income	$(88,649)	$(39,832)	$35,695	$155,858

Add-back:
Income tax (benefit) expense	(53,393)	(35,007)	6,429	66,778
Interest expense and other	15,792	13,573	49,539	71,320
Curtailment charge	—	—	2,863	—
Legal Settlement Charge (Gain), net	12,400	—	12,400	(134,693)
Amortization of acquired contract liabilities	(34,425)	(15,501)	(99,928)	(39,332)
Depreciation and amortization	270,228	39,808	356,337	116,373

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$121,953	$(36,959)	$363,335	$236,304

Net Sales #	$913,866	$917,417	$2,828,278	$2,808,444

Adjusted EBITDA Margin #	13.9%	(4.1)%	13.3%	8.5%

# Net Sales includes Amortization of Acquired Contract Liabilities. Since Adjusted EBITDA excludes Amortization of Acquired
Contract Liabilities, we've also excluded it from Net Sales in arriving at Adjusted EBITDA margin throughout this document.

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2015
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Loss	$(88,649)

Add-back:
Income tax benefit	(53,393)
Interest expense and other	15,792

Operating (Loss) Income	$(126,250)	$(187,265)	$52,754	$12,402	$(4,141)

Legal Settlement Charges	12,400	10,500	—	1,900	—
Amortization of acquired contract liabilities	(34,425)	(24,621)	(9,804)	—	—
Depreciation and amortization	270,228	255,421	11,911	2,462	434

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$121,953	$54,035	$54,861	$16,764	$(3,707)

Net Sales	$913,866	$553,627	$288,288	$78,127	$(6,176)

Adjusted EBITDA Margin	13.9%	10.2%	19.7%	21.5%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Nine Months Ended December 31, 2015
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Income	$35,695

Add-back:
Income tax expense	6,429
Interest expense and other	49,539

Operating Income (Loss)	$91,663	$(54,159)	$150,147	$31,514	$(35,839)

Curtailment charge	2,863	—	—	—	2,863
Legal Settlement Charges	12,400	10,500	—	1,900	—
Amortization of acquired contract liabilities	(99,928)	(69,611)	(30,317)	—	—
Depreciation and amortization	356,337	309,647	38,115	7,352	1,223

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$363,335	$196,377	$157,945	$40,766	$(31,753)

Net Sales	$2,828,278	$1,770,338	$846,091	$226,649	$(14,800)

Adjusted EBITDA Margin	13.3%	11.5%	19.4%	18.0%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2014
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Loss	$(39,832)

Add-back:
Income tax benefit	(35,007)
Interest expense and other	13,573

Operating (Loss) Income	$(61,266)	$(104,231)	$41,863	$12,490	$(11,388)

Amortization of acquired contract liabilities	(15,501)	(4,411)	(11,090)	—	—
Depreciation and amortization	39,808	25,505	11,363	2,334	606

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$(36,959)	$(83,137)	$42,136	$14,824	$(10,782)

Net Sales	$917,417	$560,346	$279,198	$80,690	$(2,817)

Adjusted EBITDA Margin	(4.1)%	(15.0)%	15.7%	18.4%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Nine Months Ended December 31, 2014
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Income	$155,858

Add-back:
Income tax expense	66,778
Interest expense and other	71,320

Operating Income	$293,956	$34,596	$125,430	$34,614	99,316

Gain on Legal Settlement, net	(134,693)	—	—	—	(134,693)
Amortization of acquired contract liabilities	(39,332)	(14,311)	(25,021)	—	—
Depreciation and amortization	116,373	76,340	32,027	6,137	1,869

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$236,304	$96,625	$132,436	$40,751	$(33,508)

Net Sales	$2,808,444	$1,805,016	$787,951	$222,641	$(7,164)

Adjusted EBITDA Margin	8.5%	5.4%	17.4%	18.3%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs

	Three Months Ended
	December 31, 2015				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Loss from Continuing Operations - GAAP	$(142,042)	$(88,649)	$(1.80)
Adjustments:
Legal settlements	12,400	8,531	0.17		Aerostructures and Aftermarket
Tradename impairment	229,200	148,751	3.02		Aerostructures
Adjusted Income from continuing operations - non-GAAP	$99,558	$68,633	$1.39	*

* Difference due to rounding.

	Nine Months Ended
	December 31, 2015				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$42,124	$35,695	$0.72
Adjustments:
Legal settlements	12,400	8,531	0.17		Aerostructures and Aftermarket
Tradename impairment	229,200	148,751	3.02		Aerostructures
Facility consolidation costs	5,360	3,688	0.07		Aerospace Systems
Curtailment charge	2,863	1,970	0.04		Corporate
Adjusted Income from continuing operations - non-GAAP	$291,947	$198,635	$4.03	*

* Difference due to rounding.

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

	Three Months Ended
	December 31, 2014				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Loss from Continuing Operations - GAAP	$(74,839)	$(39,832)	$(0.79)
Adjustments:
747-8 forward loss	151,992	98,491	1.94		Aerostructures (EAC) **
Structures - International	13,919	9,020	0.18		Aerostructures
Transaction fees - Tulsa Acquisition	3,507	2,273	0.04		Corporate
Jefferson Street Move:
Disruption	2,124	1,376	0.03		Aerostructures (EAC)**
Accelerated Depreciation	1,174	761	0.01		Aerostructures (EAC)**
Adjusted Income from continuing operations - non-GAAP	$97,877	$72,089	$1.42	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

	Nine Months Ended
	December 31, 2014			Location on
	Pre-Tax	After-Tax	Diluted EPS	Financial Statements
Income from Continuing Operations - GAAP	$222,636	$155,858	$3.04
Adjustments:
Gain on Legal Settlement	(134,693)	(87,281)	(1.70)	Corporate
Refinancing costs	22,615	14,655	0.29
Transaction fees - Tulsa Acquisition	4,606	2,985	0.06	Corporate
747-8 forward loss	151,992	98,491	1.92	Aerostructures (EAC) **
Structures - International	13,919	9,020	0.18	Aerostructures
Relocation costs	3,193	2,069	0.04	Aerostructures
Jefferson Street Move:
Disruption	10,865	7,041	0.14	Aerostructures (EAC) **
Accelerated Depreciation	5,801	3,759	0.07	Aerostructures (EAC) **
Adjusted Income from continuing operations - non-GAAP	$300,934	$206,597	$4.02

** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table reconciles our Operating income to Adjusted Operating income as noted above.

Three Months Ended
December 31, 2015
Operating loss - GAAP	$(126,250)

Adjustments:
Legal Settlements	12,400
Tradename impairment	229,200
Adjusted Operating Income - non-GAAP	$115,350

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(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, before pension contributions has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions, stock repurchases and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations, before pension contributions to cash provided by operations, as well as cash provided by operations to free cash flow available for debt reduction.

	Nine Months Ended
	December 31,
	2015	2014

Cash flow from operations, before pension contributions	$(174,719)	$365,364
Pension contributions	—	55,400
Cash (used in) provided by operations	(174,719)	309,964
Less:
Capital expenditures	63,363	85,170
Dividends	5,916	6,122
Free cash flow available for debt reduction, acquisitions and share repurchases	$(243,998)	$218,672

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	December 31,	March 31,
	2015	2015
Calculation of Net Debt
Current portion	$42,759	$42,255
Long-term debt	1,638,195	1,326,345
Total debt	1,680,954	1,368,600
Plus: Deferred debt issuance costs	9,430	10,796
Less: Cash	(41,690)	(32,617)
Net debt	$1,648,694	$1,346,779

Calculation of Capital
Net debt	$1,648,694	$1,346,779
Stockholders' equity	2,167,415	2,135,784
Total capital	$3,816,109	$3,482,563

Percent of net debt to capital	43.2%	38.7%
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